As filed with the Securities and Exchange Commission on May 27, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ChargePoint Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1747686
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

240 East Hacienda Avenue Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)

COULOMB TECHNOLOGIES, INC. 2007 STOCK INCENTIVE PLAN

CHARGEPOINT, INC. 2017 STOCK PLAN

CHARGEPOINT HOLDINGS, INC. 2021 EQUITY INCENTIVE PLAN

CHARGEPOINT HOLDINGS, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Rex Jackson

Chief Financial Officer

240 East Hacienda Avenue

Campbell, CA 95008

Tel: (408) 841-4500

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David T. Young Jeffrey R. Vetter Alexa Belonick Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 550 Allerton Street Redwood City, California 94063 Tel: (650) 463-5335 Fax: (650) 618-3286	Rebecca Chavez, General Counsel ChargePoint Holdings, Inc. 240 East Hacienda Avenue Campbell, CA 95008 Tel: (408) 841-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share, reserved for issuance under the ChargePoint Holdings, Inc. 2021 Equity Incentive Plan	41,707,068 (2)	$23.22(3)	$968,438,119	$105,656.60
Common Stock, par value $0.0001 per share, reserved for issuance under the ChargePoint Holdings, Inc. 2021 Employee Stock Purchase Plan	8,177,683 (4)	$19.74(5)	$161,427,462	$17,611.74
Common Stock, par value $0.0001 per share, that may be issued pursuant to the exercise of outstanding stock options under the ChargePoint, Inc. 2017 Stock Plan	24,259,238 (6)	$0.73(7)	$17,709,244	$1,932.08
Common Stock, par value $0.0001 per share, that may be issued pursuant to the exercise of outstanding stock options under the Coulomb Technologies, Inc. 2007 Stock Incentive Plan	5,143,849 (8)	$0.38(9)	$1,954,663	$213.25
TOTAL	79,287,838		$1,149,529,488	$125,413.67

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of securities as may become issuable pursuant to the provisions of the ChargePoint Holdings, Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”), the ChargePoint Holdings, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), ChargePoint, Inc. 2017 Stock Plan (the “2017 Plan”) and the Coulomb Technologies, Inc. 2007 Stock Incentive Plan (the “2007 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”).

(2)

Represents shares of Common Stock that may be issued under the Equity Incentive Plan. To the extent that shares previously issued pursuant to awards granted under the 2007 Plan and 2017 Plan are reacquired by the Registrant on or after February 26, 2021, or if outstanding awards granted under the 2007 Plan and 2017 Plan are forfeited, expire or lapse unexercised on or after February 26, 2021, such shares will become available for issuance under the Equity Incentive Plan, subject to the maximum limit set forth in such plan. In general, to the extent that any awards under the Equity Incentive Plan are forfeited, cancelled or expire for any reason before being exercised or settled in full, if any awards are settled in cash or if shares issued under the Equity Incentive Plan are reacquired by the Registrant pursuant to a forfeiture provision, repurchase right or for any other reason, those shares will again become available for issuance under the Equity Incentive Plan, as will shares applied to pay the exercise or purchase price of an award or to satisfy tax withholding obligations related to any award.

(3)

Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $23.22 per share represents the average high and low sales prices of the Common Stock as quoted on the NYSE on May 25, 2021.

(4)	Represents shares of Common Stock reserved for issuance under the ESPP.
(5)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on May 25, 2021, multiplied by 85%.

(6)	Represents shares of Common Stock that may be issued pursuant to the exercise of outstanding stock options under the 2017 Plan.
(7)

Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $0.73 per share represents the weighted average exercise price per share of outstanding awards under the 2017 Plan.

(8)	Represents shares of Common Stock that may be issued pursuant to the exercise of outstanding options under the 2007 Plan.
(9)

Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $0.38 per share represents the weighted average exercise price per share of outstanding awards under the 2007 Plan.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by ChargePoint Holdings, Inc., a Delaware corporation (the “Registrant”), relating to (i) 41,707,068 shares of common stock, par value $0.0001 per share (the “Common Stock”), issuable under the ChargePoint Holdings, Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”); (ii) 8,177,683 shares of Common Stock reserved for issuance under the ChargePoint Holdings, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”); (iii) 24,259,238 shares of Common Stock issuable upon the exercise of stock options granted under the ChargePoint, Inc. 2017 Stock Plan (the “2017 Plan”); and (iv) 5,143,849 shares of Common Stock issuable upon the exercise of stock options granted under the Coulomb Technologies, Inc. 2007 Stock Incentive Plan (the “2007 Plan”).

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for the reoffer and resale of shares of Common Stock on a continuous or delayed basis that may be deemed to be “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers and directors identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents shares of Common Stock issuable to the selling stockholders pursuant to equity awards, including stock options and restricted stock units, granted to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock. The number of shares of Common Stock to be offered or resold by means of the Reoffer Prospectus by the selling stockholders, and any other person with whom any of them is acting in concert for the purpose of selling Common Stock, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to plan participants as required by Rule 428(b)(1).

ChargePoint Holdings, Inc.

15,239,409 Shares of Common Stock

Offered by Selling Stockholders

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 15,239,409 shares of common stock, par value $0.0001 per share, of ChargePoint Holdings, Inc., a Delaware corporation (“Common Stock”). This Reoffer Prospectus covers 15,239,409 shares of Common Stock issuable to Selling Stockholders pursuant to awards granted or assumed by ChargePoint Holdings, Inc. to the Selling Stockholder under the ChargePoint Holdings, Inc. 2021 Equity Incentive Plan (the “Equity Incentive Plan”), ChargePoint, Inc. 2017 Stock Plan (the “2017 Plan”) and Coulomb Technologies, Inc. 2007 Stock Incentive Plan (the “2007 Plan”), including restricted stock units and stock options. We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus. The Selling Stockholders are certain of our directors and executive officers, each of whom is an “affiliate” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 10 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Shares of Common Stock that will be issued pursuant to restricted stock units and stock options granted to Selling Stockholders will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that the amount of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Our Common Stock is listed on the New York Stock Exchange under the symbol “CHPT.”

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 7 of this prospectus and under similar headings in the documents that are incorporated by reference into this prospectus, as well as “Cautionary Note Regarding Forward-Looking Statements” on page 3 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 27, 2021.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof. Additionally, any information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this prospectus, the terms “ChargePoint,” the “Company,” “we,” “our” and “us” refer to ChargePoint Holdings, Inc., a Delaware corporation, and its subsidiaries, unless otherwise specified.

ABOUT THIS PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “Commission”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus or any documents we incorporate by reference herein or therein is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the Commission under the U.S. Securities Exchange Act of 1934, as amended. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the Commission. You may obtain copies of the registration statement and its exhibits and the other documents that we file with the Commission at www.sec.gov.

We also make these documents available on the investor relations portion of our website at https://investors.chargepoint.com/financials/sec-filings. Our website and the information contained or connected to our website is not incorporated by reference in this prospectus, and you should not consider it part of this Reoffer Prospectus. Our principal executive office is located at 240 East Hacienda Avenue, Campbell, CA 95008, and can be reached by telephone at (408) 841-4500.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission rules permit us to incorporate by reference information in this Reoffer Prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this Reoffer Prospectus, except for information superseded by information contained in this Reoffer Prospectus itself or in any subsequently filed incorporated document. This Reoffer Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about the Company and its business and financial condition.

(1)	The Company’s Annual Report on Form 10-K, filed with the Commission on February 10, 2021, as amended by the Form 10-K/A filed with the Commission on May 27, 2021;

(2)	The Company’s Current Reports on Form 8-K, filed with the Commission on February 11, 2021, February 18, 2021, February 25, 2021, March 1, 2021, March 15, 2021, May 5, 2021 and May 27, 2021 and Company’s Current Report on Form 8-K/A, filed with the Commission on April 1, 2021; and

(3)	The description of the Company’s Common Stock contained in its Registration Statement on Form S-1 , filed with the Commission on March 2, 2021, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement of which this Reoffer Prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Reoffer Prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Reoffer Prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Reoffer Prospectus shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Reoffer Prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Documents incorporated by reference in this Reoffer Prospectus may be obtained by requesting them in writing or by telephone from us at:

ChargePoint Holdings, Inc.

240 East Hacienda Avenue,

Campbell, CA 95008

Tel.: (408) 841-4500

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company makes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act in this Reoffer Prospectus and in documents incorporated by reference herein. All statements, other than statements of present or historical fact included in or incorporated by reference in this Reoffer Prospectus, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, future operating results, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of, fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause the actual results, level of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, except as otherwise required by applicable law, the Company specifically disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Reoffer Prospectus. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date hereof. Accordingly, undue reliance should not be placed upon the forward-looking statements. The Company cautions you that these forward-looking statements are subject to numerous risk and uncertainties, most of which are all difficult to predict and many of which are beyond the control of the Company.

The following factors, among others, could cause actual results to differ materially from forward-looking statements:

•	ChargePoint’s success in retaining or recruiting, or changes in, its officers, key employees or directors;

•	changes in applicable laws or regulations;

•	the possibility that COVID-19 may adversely affect the results of operations, financial position and cash flows of ChargePoint;

•	ChargePoint’s ability to expand its business in Europe;

•	the EV market may not continue to grow as expected;

•	ChargePoint may not attract a sufficient number of fleet owners as customers;

•	incentives from governments or utilities may be reduced, which could reduce demand for EVs;

•	the impact of competing technologies that could reduce the demand for EVs;

•	technological changes;

•	data security breaches or other network outages;

•	ChargePoint’s ability to remediate its material weaknesses in internal control over financial reporting; and

•	the possibility that ChargePoint may be adversely affected by other economic, business or competitive factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other risk factors included herein. Forward-looking statements reflect current views about ChargePoint’s plans, strategies and prospects, which are based on information available as of the date of this prospectus. Except to the extent required by applicable law, ChargePoint undertakes no obligation (and expressly disclaims any such obligation) to update or revise the forward-looking statements whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements.

PROSPECTUS SUMMARY

This Reoffer Prospectus is part of a registration statement that we filed with the Commission. We have provided to you in this Reoffer Prospectus a general description of the Selling Stockholders and the distribution of the shares. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the Commission, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the Commission, the registration statement of which this Reoffer Prospectus forms part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the Commission at the Commission’s website or at the Commission’s offices described above under the heading “Incorporation of Certain Information by Reference” if necessary.

As used in this Reoffer Prospectus, unless the context otherwise requires or indicates, references to “ChargePoint,” the “Company,” “we,” “our,” and “us,” refer to ChargePoint Holdings, Inc. and its subsidiaries.

Overview

ChargePoint is a leading EV charging network provider committed to enabling the electrification of mobility for all people and goods. Years before EVs were widely available, ChargePoint envisioned a new way of fueling, conveniently located where drivers live, work and play. By pioneering networked EV charging, ChargePoint has helped make electrified mobility a reality, with consumers and fleets rapidly adopting EVs. With 13 years of focused development, over $650 million of private capital raised and over 4,000 existing commercial customers, ChargePoint is driving the shift to electric mobility by providing charging solutions in North America and Europe for all segments, including commercial (e.g., retail, workplace, parking, recreation, education and highway fast charge), fleet (e.g., delivery, logistics, motorpool, transit and shared mobility) and residential (e.g., homes, apartments and condos).

The mailing address of our principal executive office is located at 240 East Hacienda Avenue, Campbell, CA 95008, and can be reached by telephone at (408) 841-4500.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 15,239,409 shares of Common Stock issuable to Selling Stockholders pursuant to awards granted or assumed by the Company to the Selling Stockholder under the Equity Incentive Plan, the 2017 Plan and the 2007 Plan, including restricted stock units and stock options. Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, and subject to the expiration of any lock-up agreements described herein, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. Investors should carefully consider the risks we have described under Item 2.01 “Risk Factors” in our Current Report on Form 8-K/A filed with the Commission on April 1, 2021, together with all the other information appearing in or incorporated by reference into this prospectus, before deciding to invest in our Common Stock. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares of Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Common Stock by the Selling Stockholders.

DESCRIPTION OF SECURITIES

The information set forth in “Description of Securities” of Prospectus Filed Pursuant to Rule 424(b)(3) on April 6, 2021 is incorporated herein by reference.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.

The table below sets forth, as of May 20, 2021 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Common Stock beneficially owned (determined in the manner described in footnote (1) to the table below) by each person; (iii) the number of shares that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. The address for each Selling Stockholder listed in the table below is c/o ChargePoint Holdings, Inc., 240 East Hacienda Avenue, Campbell, CA 95008.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock.

The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering (1)	Percentage of Common Stock Beneficially Owned Before Resale (1)(3)	Shares of Common Stock Offered for Resale in this Offering(1)	Shares of Common Stock Beneficially Owned After this Offering (2)	Percentage of Common Stock Beneficially Owned After Resale (1)(3)
Pasquale Romano (4)	10,005,110	3.2%	7,861,133	2,143,977	*
Christopher Burghardt (5)	816,596	*	347,734	468,862	*
Rebecca Chavez (6)	43,144	*	43,144	—	*
Michael Hughes (7)	1,777,213	*	1,641,174	136,039	*
Rex Jackson (8)	2,157,635	*	1,931,256	226,379	*
Colleen Jansen (9)	831,751	*	522,251	309,500	*
Lawrence Lee (10)	800,690	*	380,122	420,568	*
Bill Loewenthal (11)	457,351	*	425,717	31,634	*
Eric Sidle (12)	969,612	*	867,211	102,401	*
Roxanne Bowman (13)	356,970	*	348,810	8,160	*
Bruce Chizen (14)	1,275,605	*	398,640	876,965	*
Axel Harries (15)	18,500	*	18,500	—	*
Jeffrey Harris (16)	18,500	*	18,500	—	*
Mark Leschly (17)	426,796	*	18,500	408,296	*
Michael Linse (18)	84,732,689	26.7%	18,500	84,714,189	26.7%
G. Richard Wagoner, Jr. (19)	499,424	*	398,217	101,207	*

*	Less than 1%
(1)

The numbers of shares of Common Stock reflect all shares of Common Stock acquired or issuable to a person pursuant to applicable grants previously made or that the Company’s Board has previously resolved to make irrespective of whether such grants are exercisable, vested or convertible as of the Determination Date or will become exercisable, vested or convertible within 60 days after the Determination Date.

(2)

Assumes all of the shares of Common Stock being offered are sold in the offering, that shares of Common Stock beneficially owned by such Selling Stockholder on the Determination Date but not being offered pursuant to this prospectus (if any) are not sold, and that no additional shares are purchased or otherwise acquired other than pursuant to the restricted stock awards and restricted stock units relating to the shares being offered.

(3)	Percentages are based on the 305,721,011 shares of Common Stock issued and outstanding as of the Determination Date.
(4)	Includes 7,861,133 shares of Common Stock issuable pursuant to the exercise of stock options.
(5)	Includes 247,734 shares of Common Stock issuable pursuant to the exercise of stock options and 100,000 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.
(6)

Consists of 43,144 shares of Common Stock to be issued pursuant to the settlement of RSUs to be granted. (7) Includes 1,491,174 shares of Common Stock issuable pursuant to the exercise of stock options and 150,000 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.

(8)	Includes 1,581,256 shares of Common Stock issuable pursuant to the exercise of stock options and 350,000 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.
(9)	Includes 422,251 shares of Common Stock issuable pursuant to the exercise of stock options and 100,000 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.
(10)	Includes 330,122 shares of Common Stock issuable pursuant to the exercise of stock options and 50,000 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.

(11)	Includes 375,717 shares of Common Stock issuable pursuant to the exercise of stock options and 50,000 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.
(12)	Includes 817,211 shares of Common Stock issuable pursuant to the exercise of stock options and 50,000 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.
(13)	Includes 348,810 shares of Common Stock issuable pursuant to the exercise of stock options.
(14)	Includes 398,640 shares of Common Stock issuable pursuant to the exercise of stock options.
(15)	Consists of 18,500 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.
(16)	Consists of 18,500 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.
(17)	Includes 18,500 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.
(18)	Includes 18,500 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.
(19)	Includes 379,717 shares of Common Stock issuable pursuant to the exercise of stock options and 18,500 shares of Common Stock issuable pursuant to the settlement of RSUs to be granted.

Other Material Relationships with the Selling Stockholders

Employment Relationships

On March 29, 2021, the Board approved the entry into severance and change in control agreements with each of Pasquale Romano, Christopher Burghardt, Rebecca Chavez, Michael Hughes, Rex Jackson, Colleen Jansen, Lawrence Lee, Bill Loewenthal and Eric Sidle.

Indemnification Agreement

Our Certificate of Incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. The Certificate of Incorporation and Bylaws also provide the board of directors with discretion to indemnify officers and employees when determined appropriate by our board of directors.

We (and/or our subsidiaries) have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements provide that we will indemnify each of our directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as one of our directors, or executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Certificate of Incorporation and Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by its directors or executive officers in connection with a legal proceeding involving his or her status as a director or executive officer.

Lock-Up Agreements

Each of the Selling Stockholders (other than any officer that was employed by the Company or ChargePoint, Inc. after the signing of the Business Combination Agreement) have agreed, subject to certain customary exceptions, not to effect any (a) direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any agreement with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, with respect to any shares of Common Stock held by them immediately after February 26, 2021 (the “Closing Date”), including any shares of Common Stock issuable upon the exercise of options or warrants to purchase shares of Common Stock held by them immediately following the Closing Date or (b) publicly announce any intention to effect any transaction specified in clause (a), in each case, for six months after the Closing Date.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on the New York Stock Exchange or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. The amount of shares of Common Stock to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Common Stock in compliance with Rule 144. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Common Stock.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP has issued an opinion regarding the legality of certain of the offered securities.

EXPERTS

The consolidated financial statements of ChargePoint Holdings, Inc. (f/k/a Switchback Energy Acquisition Corporation) as of December 31, 2020 and 2019, and for the year ended December 31, 2020, and for the period from May 10, 2019 (inception) through December 31, 2019, incorporated herein by reference have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as stated in their report thereon which is incorporated by reference herein.

The financial statements of ChargePoint, Inc. as of January 31, 2021 and 2020 and for each of the three years in the period ended January 31, 2021 incorporated in this prospectus by reference to ChargePoint Holdings, Inc. Current Report on Form 8-K/A dated March 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(1)	The Company’s Annual Report on Form 10-K, filed with the Commission on February 10, 2021, as amended by the Form 10-K/A filed with the Commission on May 27, 2021;

(2)

The Company’s Current Reports on Form 8-K, filed with the Commission on February  11, 2021, February  18, 2021, February  25, 2021, March 1, 2021, March  15, 2021, May 5, 2021 and May 27, 2021 and Company’s Current Report on Form 8-K/A, filed with the Commission on April 1, 2021; and

(3)

The description of the Company’s Common Stock contained in its Registration Statement on Form S-1, filed with the Commission on March 2, 2021, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or Securities Act.

Our Certificate of Incorporation contains provisions limiting the liability of directors, and our Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. The Certificate of Incorporation and Bylaws also provide us with discretion to indemnify officers and employees when determined appropriate by the Board of Directors.

We entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we indemnify each of our directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer or other key employee because of his or her status as one of our directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, our Certificate of Incorporation and our Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to ChargePoint Holdings, Inc.’s Current Report on Form 8-K (File No. 01- 39004), filed with the SEC on March 1, 2021).

3.2	Second Amended and Restated Bylaws of ChargePoint Holdings, Inc., effective as of February 26, 2021 (incorporated by reference to Exhibit 3.2 to ChargePoint Holdings, Inc.’s Current Report on Form 8-K (File No. 001-39004), filed with the SEC on March 1, 2021).

*5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

*23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included as part of Exhibit 5.1 hereto).

*23.2	Consent of WithumSmith+Brown, PC.

*23.3	Consent of PricewaterhouseCoopers LLP.

99.1	ChargePoint Holdings, Inc. 2021 Equity Incentive Plan (incorporated by reference to Annex C to Switchback Energy Acquisition Corporation’s proxy statement/prospectus/consent solicitation statement filed pursuant to Form 424(b)(3) (File No. 333-249549), filed with the SEC on January 8, 2021).

99.2	ChargePoint Holdings, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Annex D to Switchback Energy Acquisition Corporation’s proxy statement/prospectus/consent solicitation statement filed pursuant to Form 424(b)(3) (File No. 333-249549), filed with the SEC on January 8, 2021).

99.3	ChargePoint, Inc. 2017 Stock Plan, as amended (incorporated by reference to Exhibit 10.18 to Switchback Energy Acquisition Corporation’s Registration Statement on Form S-4/A (File No. 333- 249549), filed with the SEC on December 4, 2020).

99.4	Coulomb Technologies, Inc. 2007 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.19 to Switchback Energy Acquisition Corporation’s Registration Statement on Form S4/A (File No. 333-249549), filed with the SEC on December 4, 2020).

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on May 27, 2021.

CHAREGEPOINT HOLDINGS, INC.

By	/s/ Rex Jackson
Name	Rex Jackson
Title	Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pasquale Romano	Chief Executive Officer and Director (Principal Executive Officer)	May 27, 2021
Pasquale Romano

/s/ Rex Jackson	Chief Financial Officer (Principal Financial and Accounting Officer)	May 27, 2021
Rex Jackson

/s/ Roxanne Bowman	Director
Roxanne Bowman		May 27, 2021

/s/ Bruce Chizen	Director
Bruce Chizen		May 27, 2021

/s/ Axel Harries	Director
Axel Harries		May 27, 2021

/s/ Jeffrey Harris	Director
Jeffrey Harris		May 27, 2021

/s/ Mark Leschly	Director
Mark Leschly		May 27, 2021

/s/ Michael Linse	Director
Michael Linse		May 27, 2021

/s/ Neil S. Suslak	Director
Neil S. Suslak		May 27, 2021

/s/ G. Richard Wagoner, Jr.	Director
G. Richard Wagoner, Jr.		May 27, 2021